Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our reserves reports, dated October 26, 2021, and October 27, 2021, relating to the proved oil and gas reserves of Primexx Resource Development, LLC as of December 31, 2019, and December 31, 2020, respectively (the “Primexx Reports”), and of our reserves reports, dated October 26, 2021, and October 27, 2021, relating to the proved oil and gas reserves of BPP Acquisition LLC as of December 31, 2019, and December 31, 2020, respectively (the “BPP Reports” and, together with the Primexx Reports, our “Reports”), included in or made a part of this Current Report on Form 8-K/A of Callon Petroleum Company (the “Company”) dated November 19, 2021, in accordance with the requirements of the Securities Act of 1933, as amended. We further consent to the incorporation by reference of our Reports and references to our firm in the Company’s Registration Statements on Form S-3 (No. 333-251490, No. 333‑235634, and No. 333‑230748) and on Form S-8 (No. 333-239006 and No. 333-235635).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
November 19, 2021